Sub Item 77Q1(e)

Addendum dated March 1, 2004 to the Sub-advisory Agreement dated March 1, 2002 among Registrant on behalf of Hansberger International Fund, CDC IXIS Advisers and Hansberger filed as exhibit 3(xiv) to the Registrant's Post Effective Amendment No. 57 filed on April 29, 2004. (Accession No. 0001127563-04-000066).
The Sub-advisory Agreement dated March 1, 2004 among Registrant on behalf of Vaughan Nelson Small Cap Fund, CDC IXIS Advisers and Vaughan Nelson is filed as exhibit 3(xv) to the Registrant's Post Effective Amendment No. 57 filed on April 29, 2004. (Accession No. 0001127563-04-000066).